    As filed with the Securities and Exchange Commission on September 1, 2000

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                               06-1523639
(State or other jurisdiction                                  I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                605 Third Avenue
                            New York, New York 10158
                                 (212) 476-9000
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

               Neuberger Berman Inc. Employee Stock Purchase Plan
                 Neuberger Berman Inc. Wealth Accumulation Plan
                            (Full title of the plan)
                     ---------------------------------------

                             Kevin Handwerker, Esq.
                                 General Counsel
                              Neuberger Berman Inc.
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 476-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                             CALCULATION OF REGISTRATION FEE
========================= ======================= ======================== ====================== =====================
 Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered            registered (1)        offering price per      aggregate offering      registration fee
                                                         share (2)               price (2)
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Stock, $0.01 par         1,500,000              $54.3125               $81,468,750             $21,507.75
value per share
========================= ======================= ======================== ====================== =====================

(1)  Represents 500,000 shares of common stock of Neuberger Berman Inc., par value $0.01 per share (the "Common Stock"), to be offered and sold pursuant to the Neuberger Berman Inc. Employee Stock Purchase Plan (the "ESPP") and
     1,000,000 shares of Common Stock to be offered and sold pursuant to the Neuberger Berman Inc. Wealth Accumulation
     Plan (the "WAP") (the ESPP and the WAP collectively referred to hereafter as the "Plans"). In addition, this
     Registration Statement covers an indeterminable number of participation interests to be offered and sold pursuant to the WAP and an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the
     Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)  Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 (the "Securities Act") based on the average high and low prices per share on
     August 28, 2000.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Neuberger Berman Inc., a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     (c) the Company's Current Reports on Form 8-K as filed with the Securities and Exchange Commission on January 31, 2000, April 17, 2000, and August 2, 2000; and

     (d) the description of the Common Stock, which is incorporated by reference into the Company's Registration Statement on Form 8-A, File No. 00115361, dated October 4, 1999, filed pursuant to the Exchange Act, and contained in the Company's Registration Statement on Form S-1, File No. 333-84525 filed pursuant to the Securities Act.

     In addition, all documents filed by the Company and the WAP with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Jack H. Nusbaum, a partner of Willkie Farr & Gallagher, is a non-employee director of the Company. Mr. Nusbaum will not participate in either Plan.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145. Article VI of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the full extent permitted by the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Article VII of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8. EXHIBITS

Exhibit No.       Description of Exhibits
-----------       -----------------------

      5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities to be originally issued pursuant to the WAP(1).

    23.1          Consent of Arthur Andersen LLP.

    23.2          Consent of Willkie Farr & Gallagher (included in Exhibit 5).

      24          Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     1. The undersigned registrants hereby undertake:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

----------

(1) Offers and sales under the ESPP will be effected through the use of treasury shares with respect to which no opinion is required.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the WAP's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of August, 2000.

                                        NEUBERGER BERMAN INC.

                                        By: /s/ Jeffrey B. Lane
                                            ------------------------------
                                            Jeffrey B. Lane
                                            President and Chief Executive
                                            Officer

     Pursuant to the requirements of the Securities Act, the administrative committee of the WAP has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City New York, State of New York, on this 30th day of August, 2000.

                                        NEUBERGER BERMAN INC.
                                        WEALTH ACCUMULATION PLAN

                                        By: /s/ Jeffrey B. Lane
                                            ------------------------------
                                             A member of the administrative
                                             committee of the WAP

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey B. Lane and Robert Matza, or either of them, as each such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                      Capacity                      Date
        ----------                      --------                      ----

/s/ Lawrence Zicklin              Chairman of the Board          August 30, 2000
-----------------------------     of Directors
Lawrence Zicklin

/s/ Jeffrey B. Lane               President, Chief Executive     August 30, 2000
-----------------------------     Officer and Director
Jeffrey B. Lane                   (Principal Executive Officer)

/s/ Richard A. Cantor             Vice Chairman and Director     August 30, 2000
-----------------------------
Richard A. Cantor

/s/ Marvin C. Schwartz            Vice Chairman and Director     August 30, 2000
-----------------------------
Marvin C. Schwartz

/s/ David W. Glenn                Director                       August 30, 2000
-----------------------------
David W. Glenn

/s/ Michael M. Kassen             Executive Vice President,      August 30, 2000
-----------------------------     Chief Investment Officer
Michael M. Kassen                 and Director

/s/ Jon C. Madonna                Director                       August 30, 2000
-----------------------------
Jon C. Madonna

/s/ Robert Matza                  Executive Vice President,      August 30, 2000
-----------------------------     Chief Administrative Officer
Robert Matza                      and Director

        Signatures                      Capacity                      Date
        ----------                      --------                      ----

/s/ Jack H. Nusbaum               Director                       August 30, 2000
-----------------------------
Jack H. Nusbaum

/s/ Heidi L. Schneider            Executive Vice President       August 30, 2000
-----------------------------     and Director
Heidi L. Schneider

/s/ Peter E. Sundman              Executive Vice President       August 30, 2000
-----------------------------     and Director
Peter E. Sundman

/s/ Matthew S. Stadler            Senior Vice President and      August 30, 2000
-----------------------------     Chief Financial Officer
Matthew S. Stadler                (Principal Financial and
                                  Accounting Officer)

                                INDEX TO EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

     5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities to be originally issued pursuant to the WAP.

   23.1           Consent of Arthur Andersen LLP.

   23.2           Consent of Willkie Farr & Gallagher (included in Exhibit 5).

     24           Power of Attorney (reference is made to the signature page).